                                                                    EXHIBIT 10.2

                                WAIVER AGREEMENT


         THIS WAIVER AGREEMENT (this "Agreement") is dated as of March 19, 2003, between Level 8 Systems, Inc., a Delaware corporation (the "Company"), and the stockholders identified and listed on the signature page hereto (each referred to herein as a "Holder" and, collectively, the "Holders").

                                   WITNESSETH
                                   ----------

         WHEREAS, the Holders hold either (i) shares of the Series A3 Convertible Redeemable Preferred Stock of the Company (the "Series A3 Preferred Stock") having the rights and preferences as set forth in that certain Certificate of Designation of Rights, Preferences and Limitations filed with the Secretary of State of the State of Delaware on October 25, 2002 (the "Series A3 Certificate of Designation"), and related warrants to purchase the common stock of the Company (the "Series A3 Warrants"); (ii) shares of the Series B3 Convertible Redeemable Preferred Stock of the Company (the "Series B3 Preferred Stock") having the rights and preferences as set forth in that certain Certificate of Designation of Rights, Preferences and Limitations filed with the Secretary of State of the State of Delaware on October 25, 2002 (the "Series B3 Certificate of Designation"), and related warrants to purchase common stock of the Company (the "Series B3 Warrants"); or (iii) some combination of Series A3 Preferred Stock, Series B3 Preferred Stock (collectively, the "Preferred Stock"), Series A3 Warrants and/or Series B3 Warrants (collectively, the "Warrants"); and

         WHEREAS, the Company is currently contemplating the issuance of up to $3,410,000 of Series D Preferred Stock (the "Series D Preferred Stock") and related warrants (collectively, the "Series D Financing"), pursuant to the terms and conditions of the Financing Term Sheet attached hereto as Exhibit A and the Joint Venture Term Sheet attached hereto as Exhibit B. In connection with the Series D Financing, the Company will exceed the Share Limitation (as hereinafter defined); and

         WHEREAS, the Series D Financing would be considered a Subsequent Financing as such term is defined in each of the Series A3 Certificate of Designation and the Series B3 Certificate of Designation and would require the Company to issue additional common stock purchase warrants to the Holders (the "Subsequent Financing Warrants"); and

          WHEREAS, the Company has been delisted from the Nasdaq SmallCap Market and is no longer eligible to register securities on a Form S-3 registration statement and, concurrent with the filing of its Annual Report on Form 10-K on or about March 31, 2003, will no longer be eligible to maintain the effectiveness of its existing Registration Statement on Form S-3 (SEC Nos. 333-100983) (the "Existing Registration Statement"); and

         WHEREAS, pursuant to that certain Exchange Agreement dated as of August 29, 2002 (the "Exchange Agreement"), as amended by that certain First Amendment to Exchange

Agreement dated as of October 25, 2002 (the "Exchange Amendment" and, together with the Exchange Agreement, the "Amended Exchange Agreement"), the Holders are entitled to receive notice of and the right to participate in the Series D Financing; and

         WHEREAS, pursuant to that certain Registration Rights Agreement dated as of August 29, 2002 (the "Registration Rights Agreement"), as amended by that certain First Amendment to Registration Rights Agreement dated as of October 25, 2002 (the "Registration Rights Amendment" and, together with the Registration Rights Agreement, the "Amended Registration Rights Agreement"), the Holders may be entitled to receive certain payments in the event the Registrable Securities (as such term is defined in the Registration Rights Amendment) are not continuously registered for resale under the Securities Act of 1933, as amended (the "Registration Delay Payments") as provided therein; and

         WHEREAS, subject to the terms and conditions set forth in this Agreement and as a condition to the closing of the Series D Financing, each Holder desires to waive, as applicable to each Holder, the applicability of certain provisions of each of the Series A3 Certificate of Designation, the Series B3 Certificate of Designation, the Series A3 Warrants, the Series B3 Warrants, the Amended Exchange Agreement and the Amended Registration Rights Agreement, respectively and to permit the Company to delay the issuance of the Subsequent Financing Warrants.

         NOW, THEREFORE, for and in consideration of the premises set forth herein and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1. Definitions. Capitalized terms used herein without definition shall have the meaning attributed to them in the Series B3 Certificate of Designation. For the purposes hereof, the following terms shall have the following meanings:

         "Antidilution Adjustment" shall mean the conversion price adjustments contemplated by Section 8.1(g) of each of the Series A3 Certificate of Designation and the Series B3 Certificate of Designation.

         "Delisting Provisions" shall mean each of (i) Section 8.1(f)(B) of each of the Series A3 Certificate of Designation and the Series B3 Certificate of Designation and (ii) Section 6(f)(B) of each of the Series A3 Warrants and the Series B3 Warrants.

         "Proceeds Limitation" shall mean $5,000,000 in aggregate consideration to the Company for shares of Common Stock or Common Stock Equivalents, which is the maximum permissible amount of consideration for shares of Common Stock and Common Stock Equivalents that could be issued by the Company without exceeding the Issuance Cap, as defined in Section 8.1(k) of the Series A3 Certificate of Designation and the Series B3 Certificate of Designation, respectively.

         "Revised Proceeds Limitation" shall mean the Proceeds Limitation plus an additional $5,000,000 of aggregate consideration to the Company, for a total of $10,000,000, for shares of


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Common Stock or Common Stock Equivalents, which is the revised maximum permissible amount of consideration for shares of Common Stock and Common Stock Equivalents that may be issued by the Company without exceeding the Issuance Cap, as defined in Section 8.1(k) of the Series A3 Certificate of Designation and the Series B3 Certificate of Designation, respectively.

         "Share Limitation" shall mean 17,500,000 aggregate shares of Common Stock or Common Stock Equivalents, which is the maximum permissible amount of shares of Common Stock and Common Stock Equivalents that could be issued by the Company without exceeding the Issuance Cap, as defined in Section 8.1(k) of the Series A3 Certificate of Designation and the Series B3 Certificate of Designation, respectively.

         2. Waiver of Dividend Provisions. Each of the Holders hereby waives the Delisting Provisions, as applicable to such Holder, such that the suspension from listing or the delisting of the Common Stock such that the Common Stock is not listed on Nasdaq or any Subsequent Market for a period of ten consecutive Trading Days shall not (a) be deemed a "Triggering Event" giving rise to a Dividend Event with respect to the Preferred Stock, nor (b) be deemed a "Redemption Event" giving rise to a Redemption Right with respect to the Warrants. Effective June 30, 2005, this waiver shall terminate and the Delisting Provisions shall be in full force and effect as of such date and shall not be applied retroactively.

         3. Waiver of Share Limitation; Consent to Issuance of Senior Securities. Each of the Holders hereby waives compliance by the Company with the Share Limitation and expressly permits the Company to exceed the Share Limitation without triggering any Antidilution Adjustments in connection with the Series D Financing and any other financing that, together with the Series D Financing and any other previous financings, do not exceed the Revised Proceeds Limitation; provided, however, that the Company expressly acknowledges that the Revised Proceeds Limitation is in full force and effect and shall be treated, for purposes of interpretation of the Series A3 Certificate of Designation and the Series B3 Certificate of Designation as modifying the Proceeds Limitation. Furthermore, the Holders consent to the issuance of the Series D Preferred Stock and any other senior series of capital stock, which is (or will be) expressly by its terms senior to the Preferred Stock, and acknowledge that this Agreement satisfies the provisions of Section 3.1 of each of the Series A3 Certificate of Designation and the Series B3 Certificate of Designation regarding Holder consent to the issuance of a Senior Security.

         4. Waiver of Registration Delay Payments. Each Holder expressly acknowledges that the Company will be required to amend the Existing Registration Statement to maintain the effectiveness or to re-register all Registrable Securities at or prior to the filing of the Company's Annual Report on Form 10-K and hereby waives the accrual or payment of any Registration Delay Payments pursuant to Section 2(d) of the Registration Rights Agreement during the period such Registrable Securities cannot be sold pursuant to an effective registration statement; provided, however, that if the Company fails to have a registration statement on Form S-1 or a Post-Effective Amendment to Form S-3 on Form S-1 registering (or maintaining the registration of) the Registrable Securities declared effective by the SEC within 180 days from the date hereof (the "New Effectiveness Date"), Registration Delay Payments shall accrue from the New


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

Effectiveness Date in accordance with the provisions of Section 2(d) of the Registration Rights Agreement as though the New Effectiveness Date was the first date that the Registrable Securities were not registered for resale. Each Holder hereby further waives the application of Section 2(d)(iii) requiring the payments of Registration Delay Payments for the failure of the Company to be listed on Nasdaq.

         5. Waiver of Share Limitation and Proceeds Limitation With Respect to Lenders' Warrants. Each Holder hereby agrees that the Company may from time to time issue up to an aggregate of five million (5,000,000) Lenders' Warrants in connection with bona fide loan transactions, and such Lenders' Warrants shall not be counted towards the Share Limitation or Proceeds Limitation and so shall not be included in calculating the aggregate number of shares issued under the Issuance Cap; provided, however, that the Company expressly acknowledges that the Holders, pursuant to Sections 5.1 (b) of each of the Series A3 Certificate of Designation and the Series B3 Certificate of Designation, shall still be entitled to receive on a pro rata basis up to five million (5,000,000) warrants to purchase shares of the Company's common stock in number equal to the number of Lenders' Warrants and pursuant to such Sections.

         6. Delayed Issuance of Subsequent Financing Warrants; Limited Rights to Additional Subsequent Financing Warrants. Each Holder agrees that the Company may delay the issuance of any Subsequent Financing Warrants until such time as the stockholders of the Company have authorized an increase in the authorized Common Stock of the Company; provided, however, that the Company shall issue each Holder Subsequent Financing Warrants pursuant to Section 5.1 of each of the Series A3 Certificate of Designation and the Series B3 Certificate of Designation within 10 business days of the approval by the stockholders of the increase in the Company's authorized Common Stock. Each Holder further agrees that the Company's obligation to issue Subsequent Financing Warrants does not extend to subsequent financings where the aggregate proceeds are in excess of the Proceeds Limitation. If the Company exceeds the Proceeds Limitation, but not the Revised Proceeds Limitation, the Company shall issue warrants ("Additional Subsequent Financing Warrants") to the Holders as described in Schedule 1 attached hereto.

         7. Waiver of Notice and Right to Participate. Each Holder acknowledges compliance by the Company with the notice provisions contained in Section 3.8 of the Exchange Agreement and hereby waives any right to participate in the Series D Financing pursuant to such Section or pursuant to any other agreements between the Company and such Holder.

         8. Standstill. Except as permitted pursuant to Schedule 2 attached hereto, each of the Holders hereby covenants and agrees to refrain from selling, transferring, or otherwise disposing of any shares of Preferred Stock or Warrants (or shares of Common Stock underlying the Preferred Stock or Warrants) from the date hereof for a period of one hundred and twenty (120) days from the date the registration statement registering the resale of the common stock issuable upon conversion of the Series D Preferred Stock is declared effective by the SEC under the Securities Act of 1933, as amended (the "Standstill Period"). The foregoing restriction has been expressly agreed to preclude each Holder from also engaging in any hedging or other transaction during the Standstill Period that is designed to or reasonably expected to lead to or result in any transfer of the Company's common stock. Such prohibited hedging or other transaction would


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include, without limitation, any short sale (whether or not against the box) or any purchase, sale, or grant of any right (including, without limitation, any put or call option) with respect to the Company's common stock or with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from the Company's common stock.

         9. Restrictions on Transfer. In addition to the provisions of Section 8 above and any other restrictions with respect to the sale or transfer of the Preferred Stock and the Warrants (or shares of Common Stock underlying the Preferred Stock or Warrants), each Holder hereby further agrees that the Preferred Stock and the Warrants may only be sold or transferred if the proposed transferee shall agree in writing to be bound by the terms of this Agreement.

         10. Required Holders. Each of the Holders hereby covenants and agrees that the signature of all the Holders hereto constitutes the consent of the "Required Holders" as defined in Sections 3.1 of each of the Series A3 Certificate of Designation and the Series B3 Certificate of Designation. Each of the Holders hereby covenants and agrees, severally and not jointly, that each holds such number of Series A3 Warrants and Series B3 Warrants as each Holder received as of the date the Series A3 Warrants and Series B3 Warrants were issued by the Company.

         11. No Other Amendment or Waiver. Except for the agreements set forth herein, the terms of the Series A3 Certificate of Designation, the Series B3 Certificate of Designation, the Series A3 Warrants, the Series B3 Warrants, the Amended Exchange Agreement and the Amended Registration Rights Agreement shall remain unchanged and in full force and effect.

         12. Counterparts. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile page were an original hereof.

         13. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments, waivers and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the Series D Financing transaction.

         14. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York without regard to the principles of conflicts of law thereof. Each party hereby irrevocably submits to the nonexclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper. Each party


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hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

                  [Remainder of Page Intentionally Left Blank]




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         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


COMPANY:

Level 8 Systems, Inc.

By:
      -----------------------------------
      John P. Broderick,
      Chief Financial and Operating Officer,
      Corporate Secretary



HOLDERS:

Advanced Systems Europe B.V., in its capacity as a      Brown Simpson Partners I, Ltd., in its capacity as
holder of Series A3 Preferred Stock                     a holder of Series B3 Preferred Stock, Series A3
                                                        Warrants and Series B3 Warrants

By:
      ---------------------------------------           By:
Name:                                                         --------------------------------------
      ---------------------------------------           Name:
Title:                                                        --------------------------------------
      ---------------------------------------           Title:
                                                              --------------------------------------

Seneca Capital, L.P., in its capacity as a holder of    Seneca Capital International, Ltd., in its capacity
Series A3 Preferred Stock, Series B3 Preferred Stock,   as a holder of Series A3 Preferred Stock, Series B3
Series A3 Warrants and Series B3 Warrants               Preferred Stock and Series B3 Warrants


By:
      ---------------------------------------           By:
Name:                                                         --------------------------------------
      ---------------------------------------           Name:
Title:                                                        --------------------------------------
      ---------------------------------------           Title:
                                                              --------------------------------------



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